UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 14, 2011
Date of Report (Date of earliest event reported)

Steel Excel Inc.
(Exact name of registrant as specified in its charter)

0-15071
Commission File Number

Delaware	94-2748530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd., Suite 208, Milpitas, California
95035
(Address of principal executive offices)
(Zip Code)

(408) 945-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Steel Excel Inc. (the “Company”) is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Transition Report on Form 10-KT for the transition period ended December 31, 2010 and the fiscal years ended March 31, 2010 and 2009 (the “Transition Form 10-KT”) to present the results of the Company’s Aristos Business as discontinued operations on a retroactive basis for the transition period of 2010 and the fiscal years of 2010 and 2009. The information in this Form 8-K does not constitute an amendment to or restatement of the Transition Form 10-KT. The Aristos Business was the Company’s enterprise-class external storage products business that was wound down and classified as discontinued in July 2011.

The following Items of the Transition Form 10-KT are hereby being retroactively adjusted to reflect the impact of accounting for the Aristos Business as discontinued operations for the periods set forth above:

•	Item 6. Selected Financial Data

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 8. Financial Statements and Supplementary Data.

At the close of business on October 3, 2011, the Company effected a reverse split (the “Reverse Split”) immediately followed by a forward split (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”). The exchange ratio for the Reverse Split was 1-for-500 and the exchange ratio for the Forward Split was 50-for-1. As a result of the Reverse Split, stockholders holding less than 500 shares (the “Cashed Out Stockholders”) were entitled to a cash payment for all of their shares. All remaining stockholders following the Forward Split (the “Remaining Stockholders”) were also entitled to a cash payment for any fractional shares that they would otherwise have received. The cash payment that each Cashed Out Stockholder or Remaining Stockholder was entitled to receive was based upon such stockholder’s pro rata share of the total net proceeds received in the sale of the aggregated fractional shares by the Company’s transfer agent at prevailing prices on the open market. All shares outstanding and per share information in the Transition Form 10-KT have been adjusted to reflect this Reverse/Forward Split.

The presentation of the Aristos Business as discontinued operations affects only the manner in which certain financial information was previously reported and does not restate or revise the Company’s net income (loss) in any previously reported financial statements. Except for matters noted above affecting changes in presentation, no other information in the Transition Form 10-KT is being updated for events or developments that occurred subsequent to the filing of the Transition Form 10-KT on March 3, 2011. Without limiting the generality of the foregoing, except for the matters noted above, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Transition Form 10-KT for any information, uncertainties, transactions, proceedings, risks, events, or trends occurring or known to management. More current information is contained in the Company’s Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”), which contain important information regarding events and developments of the Company that have occurred since the filing of the Transition Form 10-KT. This Current Report on Form 8-K and the information contained in the exhibits hereto should be read in conjunction with, and as a supplement to, the Company’s Transition Form 10-KT, its Quarterly Reports on Form 10-Q, and other filings with the SEC. This update is consistent with the presentation of continuing and discontinued operations included in the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2011.

The Company changed its name to Steel Excel Inc. from ADPT Corporation on October 3, 2011. This name change is not reflected in the attached Exhibit 99.2 as it presents periods prior to this name change and the original disclosure containing the information set forth therein was filed with the SEC prior to the effectiveness of the name change.

As the Transition Form 10-KT was audited by our predecessor auditor, PricewaterhouseCoopers LLP, our current auditor, BDO USA, LLP, conducted an audit of our consolidated financial statements as of September 30, 2011 and for the nine months then ended, and of the adjustments made to classify the Aristos Business as discontinued operations and retroactively adjust outstanding share and per share information for a reverse/forward split for the transition period of 2010 and the fiscal years of 2010 and 2009. Their report on these audits and the financial statements for the nine months ended September 30, 2011 are attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1  Consolidated Financial Statements for the nine months ended September 30, 2011 and October 1, 2010 (unaudited)
99.2  Updates to Transition Report on Form 10-KT for the Transition Period Ended December 31, 2010
Part II. Item 6. Selected Financial Data
Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II. Item 8. Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Excel Inc.

Dated: December 14, 2011	By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	Chief Financial Officer